SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 24, 2002

         Structured Asset Securities Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-82904	74-2440850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

745 Seventh Avenue 7th Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 526-7000

                                                               N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

The Registrant registers issuances of mortgage-backed securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 333-82904) (the "Registration Statement").  Pursuant to the Registration Statement, the Registrant issued $605,272,000 in aggregate principal amount of Class A1, Class A2, Class M1, Class M2, Class B1 and Class B2, Structured Asset Securities Corporation Mortgage Loan Trust 2002-9 Mortgage-Backed Notes, Series 2002-9 (the "Notes") on April 25, 2002.  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated March 22, 2002, as supplemented by the Prospectus Supplement dated April 25, 2002 (the "Prospectus Supplement"), to file information relating to subsequent mortgage loans (the "Subsequent Mortgage Loans") purchased by the Registrant.

Pursuant to Transfer Supplement No. 1, dated as of June 1, 2002, supplementing the Mortgage Loan Sale and Assignment Agreement, dated as of April 1, 2002, among MERIT Securities Corporation, as seller, Issuer Holding Corp., Lehman Brothers Inc. and the Registrant, as purchaser, the Registrant acquired on June 24, 2002, 130 Subsequent Mortgage Loans having an aggregate principal balance as of June 1, 2002 (the "Subsequent Cut-Off Date") of $10,594,663 and having the other characteristics set forth in the Mortgage Loan Schedule attached as Schedule I thereto, for inclusion in the Structured Asset Securities Corporation Mortgage Loan Trust 2002-9 (the "Trust").  The Subsequent Mortgage Loans will be sold to the Trust pursuant to a Sale and Servicing Agreement, dated as of April 1, 2002 (the "Sale and Servicing Agreement"), by and among the Trust, as Issuer, the Registrant, as Depositor, Wells Fargo Bank Minnesota, National Association, as Master Servicer and JPMorgan Chase Bank, as Indenture Trustee.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sale and Servicing Agreement.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

(d)

99.1

Transfer Supplement No. 1, dated as of June 1, 2002, between Structured Asset Securities Corporation, as depositor, and MERIT Securities Corporation, as seller (including Mortgage Loan Schedule).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES CORPORATION

By:

/s/ Stanley Labanowski

       Name:  Stanley Labanowski

       Title:    Vice President

Dated:  June 24, 2002

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Transfer Supplement No. 1, dated as of June 1, 2002, between Structured Asset Securities Corporation, as depositor, and MERIT Securities Corporation, as seller (including Mortgage Loan Schedule).